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                                                                Exhibit 23.1



                          SAX MACY FROMM & CO., P.C.



                         INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 7, 1995 included in Mark Solution, Inc.'s Annual Report on Form 10-K including financial statements for the fiscal year ended June 30, 1995 and to all references to this accounting firm included in the Registration Statement.



Sax Macy Fromm & Co., P.C.
Clifton, New Jersey
January 15, 1996